Exhibit 10.4

SERIES D VOTING AGREEMENT

THIS SERIES D VOTING AGREEMENT (this “Agreement”), dated as of October 31, 2013, by and among ISC8 Inc., a Delaware corporation (the “Company”), Costa Brava Partnership III L.P., a Delaware limited partnership (“Costa Brava”), The Griffin Fund LP, a Delaware limited liability partnership (“Griffin”), Diamond Millennium, Limited, a British Virgin Islands international business company (“Diamond”); and each other holder of the capital stock of the Company who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board of Directors (collectively, the “Stockholders”).

WHEREAS, the Company is offering shares of its Series D Convertible Preferred Stock (the “Series D Preferred Shares”) to certain of the Stockholders pursuant to that certain term sheet executed by the Company and certain Stockholders and effective as of August 8, 2013 (the “Term Sheet”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscriber hereby agree as follows:

1. Voting of Shares for Directors. At each annual meeting of the stockholders of the Company (an “Annual Meeting”) (or at a special meeting of the stockholders convened for purposes of electing directors, or by written consent in lieu of either an Annual Meeting or such a special meeting), each Stockholder hereby agrees and covenants to vote or cause to be voted all Shares (as defined below) owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to elect individuals to the Company’s board of directors who have been designated by certain parties, including:

(a) to elect three (3) individuals designated by Costa Brava, who shall initially shall be Seth Hamot, Bob Wilson and Jack Johnson; and

(b) to elect two (2) individuals designated by Griffin, who shall initially shall be Chet White and Simon Williams; and

(c) to elect two (2) individuals designated by Diamond, who shall be proposed following the closing of the sale of the Series D Preferred Shares.

“Shares” shall mean all shares of Common Stock of the Company, Series B Preferred Stock of the Company, Series D Preferred Stock, and any other securities of the Company entitled to vote for the election of directors, that are held by, under the voting control of, or owned, whether directly or indirectly, by any Stockholder as of the date hereof, or that become subject to the voting control of or are acquired by any Stockholder, regardless of the manner of acquisition, during the term of this Agreement.

2. Size of Board of Directors. Each Stockholder agrees to vote, or cause to be voted, all Shares owned or held by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders to maintain the authorized number of members of the Board at seven (7) directors, and to oppose any effort by any party to change the authorized number of directors of the Company from seven (7) directors.

3. Prohibited Actions; Covenants of the Company. To the extent permitted by law, the Company agrees not to give effect to any action by any Stockholder or any other person that is in contravention of this Agreement. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided in this Agreement.

4. Termination. This Agreement shall be effective as of the date hereof and shall terminate in its entirety at such time as Diamond is no longer the owner of any Series D Preferred Shares or upon the listing of the Company’s common stock on a national exchange other than the OTC-BB.

5. Grant of Proxy; No Revocation. Each Stockholder hereby grants to the President of the Company, an irrevocable proxy coupled with an interest to vote its Shares in accordance with his or its agreements contained in this Agreement; provided, however, that if the President shall fail or refuse to exercise such proxy in accordance with the terms of this Agreement, each Stockholder shall be deemed to have granted to the Secretary of the Company an irrevocable proxy coupled with an interest to vote its Shares in accordance with its agreements contained in this Agreement. The voting agreements and proxy contained herein are coupled with an interest and may not be revoked, except by an amendment, modification or termination effected in accordance with Section 4 or 9(h) hereof. Nothing in this Section 5 shall be construed as limiting the provisions of Section 4 or 9(h) hereof.

6. Successors; Transfers; Legending of Shares. This Agreement and all rights, duties and obligations hereunder shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, and each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof and shall agree in writing to all of the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6 and shall have executed a written agreement satisfactory in form and substance to the parties pursuant to which such transferee agrees to be bound by the terms of this Agreement. Without limiting other legends required by law or agreement, each certificate representing the Shares subject to this Agreement shall be endorsed by the Company with a legend reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS SPECIFIED IN A VOTING AGREEMENT, INCLUDING ANY AMENDMENTS THERETO OR RESTATEMENTS THEREOF BY AND AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO AND BY ACCEPTING ANY INTEREST IN THESE SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SAID AGREEMENT. A COPY OF SAID AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

The parties hereto do hereby expressly agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 5 shall not affect the validity or enforcement of this Agreement.

7. Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed by the Company with a legend reading substantially as set forth in Section 6.

8. Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9. General.

(a) Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

(b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the Stockholders hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or on other grounds relating to the jurisdiction of a court of equity.

(c) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the party of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

(d) Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflict of law provisions thereof).

(f) Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, return receipt requested, or (iii) by facsimile, in each case, addressed as follows:

If to Costa Brava:

Costa Brava Partnership III L.P.
c/o Roark Rearden & Hamot
200 Clarendon Street, Floor 25
Boston, MA 02116
Attention: Seth Hamot
Facsimile No.: (617) 267-6785

with a copy to:

Ropes & Gray LLP
800 Boylston St.
Boston, MA 02199
Attention: Jeffrey Katz
Facsimile No.: (617) 951-7000

If to Griffin:

The Griffin Fund LP
c/o Griffin Partners, LLC
555 Montgomery Street, Suite 650
San Francisco, CA 94111
Attention: Chet White
Fax: (415) 986-2214

If to Diamond:

Diamond Millennium, Ltd.
3250 Wilshire Boulevard, Suite 1106
Los Angeles, California 90010
Attn:  Kuning Suria
email: kuningsuria@gmail.com

with a copy to:

Buchalter Nemer
1000 Wilshire Boulevard, Suite 1500
Los Angeles, California 90017
Attention: Michael Williamson
Email: mwilliamson@buchalter.com
Fax: (213) 630-5799

If to the Company:

ISC8, Inc.
840 F Avenue
Plano, TX 75093
Attn:  Marcus A. Williams
email: mwilliams@isc8.com

with a copy to:

Disclosure Law Group
One America Plaza
600 West Broadway
Suite 700
San Diego, CA 92101
T: 619.795.1134
F: 619.330.2101
Attention: Daniel W. Rumsey

or at such other address as the Company or the Purchasers each may specify by written notice to the other parties hereto in accordance with this Section 9(f).

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) one business day after the date sent by nationally-known, reputable overnight carrier, (c) four business days after the date of deposit with the U.S. Postal Service, if sent by registered or certified mail, and (d) when receipt is acknowledged, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

(g) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.

(h) Amendments and Waivers. This Agreement may be amended, modified, or terminated, and the provisions hereof may be waived, only by an agreement in writing signed the Company, Costa Brava, Griffin, Diamond, and the Stockholders holding a majority of the outstanding Shares.  Any amendment or waiver of this Agreement so effected under the preceding sentence shall be binding upon the Company, Costa Brava, Griffin, Diamond, and the other Stockholders and all of their respective successors and permitted assignees whether or not such party, assignee or other stockholder entered into or approved such amendment or waiver.  Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the purpose of including additional purchasers of Series D Preferred Stock as “Stockholders.”

(i) Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(j) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or other electronic signatures.

(k) Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

(l) Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series D Preferred Stock after the date hereof, any purchaser of such shares of Series D Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed Stockholder for all purposes hereunder.  All shares of Series D Preferred Stock now or hereafter issued to any party to this Agreement shall be subject to this Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

ISC8, INC.

By:		/s/ Marcus A. Williams
		Name:	Marcus A. Williams
		Title:	Secretary and Senior Vice President

COSTA BRAVA PARTNERSHIP III L.P.

By:	Roark, Rearden & Hamot, LLC,
its General Partner

By:	/s/ Seth W. Hamot

	Name:		Seth W. Hamot
	Title:		President

THE GRIFFIN FUND LP

By:	Griffin Partners, LLC,
its General Partner

By:	/s/ Chester White

	Name:		Chester White
	Title:		Managing Partner

THE OTHER STOCKHOLDERS

___________________________________

By:	_______________________________,
its _______________________________